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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-14863 of Loral Space & Communications Ltd. (a Bermuda company) on Form S-8 of our reports with respect to the consolidated financial statements of Loral Space & Communications Ltd., Space Systems/Loral, Inc., and Globalstar, L.P. appearing in and incorporated by reference in this Annual Report on Form 10-K of Loral Space & Communications Ltd. for the transition period ended December 31, 1996.


DELOITTE & TOUCHE LLP
New York, New York
March 28, 1997